UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2011

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 16, 2011, LRR Energy, L.P. (the “Partnership”) completed its initial public offering (the “Offering”) of 9,408,000 common units representing limited partner interests in the Partnership (“Common Units”) at $19.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-174017) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on May 6, 2011, including a prospectus (the “Prospectus”) filed with the Commission on November 14, 2011 pursuant to rule 424(b)(4).

Omnibus Agreement

On November 16, 2011, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, LRE GP, LLC, the general partner of the Partnership (the “General Partner”), LRE Operating, LLC, a wholly owned subsidiary of the Partnership (“OLLC”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P., (“LRR C,” and together with LRR A and LRR B, the “Fund Group,” and referred to individually as a “Fund Entity”), LRR GP, LLC and Lime Rock Management LP (“Lime Rock Management”).

Under the Omnibus Agreement, none of the parties thereto nor any of their respective affiliates have any obligation to offer, or provide any opportunity to pursue, purchase or invest in, any business opportunity to any other party or their affiliates. Furthermore, the Omnibus Agreement does not restrict any of the parties thereto and their respective affiliates from competing with either the Fund Group or the Partnership, the General Partner, the OLLC and all of their respective subsidiaries.

Pursuant to the Omnibus Agreement, each Fund Entity will indemnify the Partnership, the General Partner, the OLLC and their respective subsidiaries against (i) title defects, (ii) income taxes attributable to pre-closing ownership or operation of the contributed assets, including any income tax liabilities related to the formation transactions that occurred on or prior to the closing of the Offering, (iii) environmental claims, losses and expenses associated with the operation of the Partnership’s business prior to the closing of the Offering, subject to a maximum of $10,000,000, (iv) all liabilities, other than liabilities covered under the preceding clause (iii), relating to the operation of the contributed assets prior to the closing that were not disclosed in the most recent pro forma balance sheet included in the Registration Statement, or incurred in the ordinary course of business thereafter, and (v) losses resulting from the failure of the Fund Group to have on the closing date any consent, waiver or governmental permit that renders the Partnership, General Partner, the OLLC and their respective subsidiaries unable to own, use or operate the contributed assets in substantially the same manner as they were owned, used or operated immediately prior to the closing of the Offering.

The Fund Group’s indemnification obligation will (i) survive for three years after the closing of the Offering with respect to title defects, (ii) survive for one year after closing with respect to environmental claims, undisclosed liabilities and failure to have any consent, waiver or governmental permits, and (iii) terminate upon the earlier of (y) the expiration of the term of the Fund Group and (z) sixty days after the expiration of the applicable statute of limitations with respect to income taxes. All claims are subject to a $50,000 per claim de minimus exception, and no claims may be made against the Fund Group unless such losses exceed $500,000 in the aggregate; thereafter, each Fund Entity will be liable, severally, in proportion to its contribution percentage, only to the extent that such losses exceed $500,000.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Services Agreement

On November 16, 2011, in connection with the closing of the Offering, the Partnership entered into a Services Agreement (the “Services Agreement”) by and among Lime Rock Management, Lime Rock Resources Operating Company, Inc. (“OpCo”), the General Partner, the Partnership and the OLLC, pursuant to which Lime Rock Management and OpCo will provide certain management, administrative and operating services and personnel to the

General Partner and the Partnership to manage and operate the Partnership’s business. Under the Services Agreement, the General Partner will reimburse Lime Rock Management and OpCo, on a monthly basis, for the allocable expenses they incur in their performance under the Services Agreement, and the Partnership will reimburse the General Partner for such payments it makes to Lime Rock Management and OpCo. These expenses include, among other things, salary, bonus, incentive compensation and other amounts paid to persons who perform services for the Partnership or on behalf of the Partnership and other expenses allocated by Lime Rock Management and OpCo to the Partnership. Lime Rock Management and OpCo have discretion to determine in good faith the proper allocation of costs and expenses to the General Partner for their services. Lime Rock Management and OpCo will not be liable to the Partnership for their performance of, or failure to perform, services under the Services Agreement unless their acts or omissions constitute gross negligence or willful misconduct.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

In connection with the Offering, the Partnership and the OLLC entered into a Credit Agreement, dated July 22, 2011, among the OLLC, as borrower, the Partnership, as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as co-documentation agents (as amended by that certain First Amendment to Credit Agreement dated as of September 30, 2011, the “Credit Agreement”).

The Credit Agreement is a five-year, $500 million senior secured revolving credit facility with an initial borrowing base of $250 million. The borrowing base is subject to redetermination on a semi-annual basis based on an engineering report with respect to the Partnership’s and its subsidiaries’ estimated oil, NGL and natural gas reserves, which will take into account the prevailing oil, NGL and natural gas prices at such time, as adjusted for the impact of the Partnership’s and its subsidiaries’ commodity derivative contracts. Unanimous approval by the lenders is required for any increase to the borrowing base.

Borrowings under the Credit Agreement are secured by liens on at least 80% of the PV-10 value of the Partnership’s and its subsidiaries’ oil and natural gas properties and all of the Partnership’s equity interests in the OLLC and any future guarantor subsidiaries and all of the Partnership’s and its subsidiaries’ other assets including personal property. Borrowings under the Credit Agreement bear interest, at the OLLC’s option, at either (i) the greater of the prime rate as determined by the Administrative Agent, the federal funds effective rate plus 0.50%, and the 30-day adjusted LIBOR plus 1.0%, all of which is subject to a margin that varies from 0.75% to 1.75% per annum according to the borrowing base usage (which is the ratio of outstanding borrowings and letter of credit exposure to the borrowing base then in effect), or (ii) the applicable reserve-adjusted LIBOR plus a margin that varies from 1.75% to 2.75% per annum according to the borrowing base usage. The unused portion of the borrowing base is subject to a commitment fee that varies from 0.375% to 0.50% per annum according to the borrowing base usage.

The Credit Agreement requires the Partnership and its subsidiaries to maintain a leverage ratio of Total Debt to EBITDAX (as each term is defined in the Credit Agreement) of not more than 4.0 to 1.0, and a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0.

Additionally, the Credit Agreement contains various covenants and restrictive provisions which limit the ability of the Partnership, the OLLC or any of their subsidiaries to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; incur commodity hedges exceeding a certain percentage of production; and prepay certain indebtedness.

Events of default under the Credit Agreement include, but are not be limited to, the failure to make payments when due; any material inaccuracy in representations or warranties of the OLLC; the breach of any covenants continuing beyond the cure period; a matured payment default under, or other event permitting acceleration of, any other material debt; a change in management or change of control; a bankruptcy or other insolvency event; and certain material adverse effects on the Partnership’s or any subsidiaries’ business.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Stakeholders’ Agreement

On May 5, 2011, in connection with the Offering, the Partnership entered into a Stakeholders’ Agreement (the “Stakeholders’ Agreement”) by and among the Partnership, the General Partner, Lime Rock Resources GP, L.P., LRR A, LRR B, LRR C, Lime Rock Management, Lime Rock Resources GP II, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P., relating to, among other things, (i) the contribution and sale of certain oil and natural gas properties to the Partnership by the Fund Group in exchange for cash, Common Units and Subordinated Units, (ii) the issuance of general partner units and incentive distribution rights to the General Partner, (iii) registration rights for the benefit of the Fund Group and the General Partner and (iv) the issuance of interests in the General Partner entitling the Fund Group, Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. to distributions with respect to the incentive distribution rights for a period of six years from the closing of the Offering.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Stakeholders’ Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

As more fully described in the section entitled “Certain Relationships and Related Party Transactions” of the Prospectus, which section is incorporated herein by reference, the General Partner is ultimately controlled by the co-founders of Lime Rock Management, who also ultimately control the Fund Group.  The Fund Group owns 6,249,600 Common Units and 6,720,000 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) representing an aggregate 57.9% limited partner interest in the Partnership and, through the Fund Group’s Class B interest in the General Partner, is entitled to receive 100% of the distributions the Partnership makes with respect to the incentive distribution rights held by the General Partner for a period of six years from the closing of the Offering. The General Partner also owns a 0.1% general partner interest in the Partnership, represented by 22,400 general partner units.  In addition, the non-independent directors and executive officers of the General Partner, other than the General Partner’s Chief Financial Officer, serve in similar capacities with, and own economic interests, investments and other economic incentives in, Lime Rock Management, the Fund Group and their affiliates.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On November 16, 2011, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Purchase, Sale, Contribution, Conveyance and Assumption Agreement by and among LRR A, LRR B, LRR C, the General Partner, the Partnership and the OLLC (the “Contribution Agreement”):

•                  Lime Rock Management contributed $175,600.00 and agreed to contribute an additional $250,000.00 in the aggregate (collectively, the “LRM GP Contribution”) to the General Partner in exchange for 100% of the Class A interests in the General Partner;

•                  LRR A contributed $28,578.80 representing its pro rata share of the fair market value of the General Partner’s incentive distribution rights, in the aggregate, to the General Partner in exchange for 14.2894% of the Class B interests in the General Partner;

•                  LRR B contributed $9,475.20 representing its pro rata share of the fair market value of the General Partner’s incentive distribution rights, in the aggregate, to the General Partner in exchange for 4.7376% of the Class B interests in the General Partner;

•                  LRR C contributed $161,946.00 representing its pro rata share of the fair market value of the General Partner’s incentive distribution rights, in the aggregate, to the General Partner in exchange for 80.9730% of the Class B interests in the General Partner;

•                  Lime Rock Resources II-A, L.P. contributed $8,195.00 representing its pro rata share of the fair market value of the General Partner’s incentive distribution rights, in the aggregate, to the General Partner in exchange for 16.39% of the Class C interests in the General Partner;

•                  Lime Rock Resources II-C, L.P. contributed $41,805.00 representing its pro rata share of the fair market value of the General Partner’s incentive distribution rights, in the aggregate, to the General Partner in exchange for 83.61% of the Class C interests in the General Partner;

•                  the General Partner contributed the LRM GP Contribution to the Partnership in exchange for a continuation of its prior 0.1% general partner interest in the Partnership, represented by 22,400 general partner units;

•                  LRR A contributed certain oil and natural gas properties and related assets to the Partnership in exchange for (i) 960,247 Subordinated Units, (ii) 893,030 Common Units, (iii) the right to receive a distribution of approximately $28,562,659.05, (iv) the OLLC’s assumption of $27,251,250.00 of LRR A’s existing indebtedness and the OLLC’s agreement to pay such indebtedness immediately following LRR A’s contribution of the assets to the Partnership in exchange for a release of the liens on such assets securing such indebtedness and (v) the right to receive the product of 14.2894% and each of (A) the number of additional Common Units, if any, not purchased by the underwriters pursuant to their over-allotment option granted in connection with the Offering and (B) the amount of net proceeds, if any, paid by the underwriters to the Partnership with respect to Common Units purchased by and issued to the underwriters pursuant to the exercise of their over-allotment option;

•                  LRR B sold, assigned and transferred certain net profits interests to the Partnership in exchange for (i) the right to receive a payment of $14,470,067.69 and (ii) the right to receive an amount equal to (A) the aggregate amount of net proceeds, if any, paid by the underwriters to the Partnership with respect to Common Units purchased by and issued to the underwriters pursuant to the exercise of their over-allotment option granted in connection with the Offering, multiplied by (B) 4.7376%;

•                  LRR B contributed its remaining net profits interests to the Partnership in exchange for, among other things, (i) 318,368 Subordinated Units, (ii) 296,082 Common Units, and (iii) the right to receive the product of (A) the number of additional Common Units, if any, not purchased by the underwriters pursuant to their over-allotment option granted in connection with the Offering multiplied by (B) 4.7376%;

•                  LRR C sold, assigned and transferred certain of its net profits interests to the Partnership in exchange for (i) the right to receive a payment of $ 246,849,143.26, and (ii) the right to receive an amount equal to (A) the aggregate amount of net proceeds, if any, paid by the underwriters to the Partnership with respect to Common Units purchased by and issued to the underwriters pursuant to the exercise of their over-allotment option granted in connection with the Offering, multiplied by (B) 80.9730%;

•                  LRR C contributed its remaining net profits interests to the Partnership in exchange for, among other things, (i) 5,441,385 Subordinated Units, (ii) 5,060,488 Common Units, and (iii) the right to receive the product of (A) the number of additional Common Units, if any, not purchased by the underwriters pursuant to their over-allotment option granted in connection with the Offering multiplied by (B) 80.9730%;

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement.  As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement.  The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 and the description of Partnership’s assumption of indebtedness provided above under Item 2.01 are incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of equity securities by the Partnership on November 16, 2011, in connection with the consummation of the transactions contemplated by the Contribution Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit, and then will participate pro rata with the other Common Units in distributions of available cash, following the first business day of any quarter after December 31, 2014 that the Partnership has earned and paid from operating surplus, in the aggregate, distributions on each outstanding Common Unit, Subordinated Unit and general partner unit and any other partnership interests that are senior or equal in right of distribution to the Subordinated Units equaling or exceeding the minimum quarterly distribution payable with respect to a period of twelve consecutive quarters immediately preceding such date, provided there are no arrearages in the minimum quarterly distribution on the Common Units at that time. However, three separate one-third tranches of Subordinated Units may convert on the first business day after the distribution to unitholders in respect of any quarter ending on or after December 31, 2012, December 31, 2013 and December 31, 2014, respectively, provided that an aggregate amount equal to the minimum quarterly distribution payable with respect to all units that would be payable on four, eight or twelve consecutive quarters, as applicable, has been earned and paid prior to the applicable date, in each case provided there are no arrearages in the minimum quarterly distribution on the Common Units at that time.

In addition, the subordination period will end on the first business day after the Partnership has earned and paid from operating surplus at least (i) $0.54625 per quarter (115% of the minimum quarterly distribution, which is $2.185 on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the corresponding distributions on the General Partner’s 0.1% interest and the incentive distribution rights for any four-quarter period ending on or after December 31, 2013, or (ii) $0.59375 per quarter (125% of the minimum quarterly distribution, which is $2.375 on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the corresponding distributions on the General Partner’s 0.1% interest and the incentive distribution rights for any four-quarter period, in each case provided there are no arrearages in the minimum quarterly distribution on the Common Units at that time.

The subordination period will also end, with respect to Subordinated Units held by any person, upon the removal of the General Partner other than for cause if the units held by such person and its affiliates are not voted in favor of such removal and such person is not an affiliate of the successor to the General Partner.

The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions — Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P.

On November 16, 2011, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amended and Restated Limited Liability Company Agreement of LRE GP, LLC

On November 16, 2011, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended and restated, the “LLC Agreement”). The amendments to the LLC Agreement included provisions regarding, among other things, the issuance of additional classes of membership interests, the rights of the members of the General Partner, distributions and allocations and management by the board of directors of the General Partner.  A description of the LLC Agreement is contained in the Prospectus in the section entitled “Certain Relationships and Related Party Transactions—Limited Liability Company Agreement of Our General Partner” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	First Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P. dated as of November 16, 2011.

3.2	Amended and Restated Limited Liability Company Agreement of LRE GP, LLC dated as of November 16, 2011.

10.1

Omnibus Agreement, dated as of November 16, 2011, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, LRR GP, LLC, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Lime Rock Management LP.

10.2	Services Agreement, dated as of November 16, 2011, by and among Lime Rock Management LP, Lime Rock Resources Operating Company, Inc., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

10.3

Credit Agreement, dated as of July 22, 2011, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents.

10.4

First Amendment to Credit Agreement, dated as of September 30, 2011, among LRE Operating, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

10.5

Purchase, Sale, Contribution, Conveyance and Assumption Agreement, dated as of November 16, 2011, by and among Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

10.6

Stakeholders’ Agreement, dated effective as of May 5, 2011, by and among LRR Energy, L.P., LRE GP, LLC, Lime Rock Resources GP, L.P., Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Management LP, Lime Rock Resources GP II, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (incorporated by reference to Exhibit 10.7 to the Partnership’s Registration Statement on Form S-1 (Registration No. 333-174017) filed on May 6, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: November 21, 2011	By:	/s/ Eric Mullins
	Name:	Eric Mullins
	Title:	Co-Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description

3.1	First Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P. dated as of November 16, 2011.

3.2	Amended and Restated Limited Liability Company Agreement of LRE GP, LLC dated as of November 16, 2011.

10.1

Omnibus Agreement, dated as of November 16, 2011, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, LRR GP, LLC, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Lime Rock Management LP.

10.2	Services Agreement, dated as of November 16, 2011, by and among Lime Rock Management LP, Lime Rock Resources Operating Company, Inc., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

10.3

Credit Agreement, dated as of July 22, 2011, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents.

10.4

First Amendment to Credit Agreement, dated as of September 30, 2011, among LRE Operating, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

10.5

Purchase, Sale, Contribution, Conveyance and Assumption Agreement, dated as of November 16, 2011, by and among Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., LRE GP, LLC, LRR Energy, L.P. and LRE Operating, LLC.

10.6

Stakeholders’ Agreement, dated effective as of May 5, 2011, by and among LRR Energy, L.P., LRE GP, LLC, Lime Rock Resources GP, L.P., Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Management LP, Lime Rock Resources GP II, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (incorporated by reference to Exhibit 10.7 to the Partnership’s Registration Statement on Form S-1 (Registration No. 333-174017) filed on May 6, 2011).